UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  04/19/2012

SCHOLASTIC CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number:  000-19860

DELAWARE	13-3385513
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

557 BROADWAY
NEW YORK, NY 10012
(Address of principal executive offices, including zip code)

(212) 343-6100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a)       Not applicable.

(b)       On April 19, 2012, Dennis Campagna, Senior Vice President and Chief Accounting Officer (principal accounting officer) of Scholastic Corporation (the "Company"), determined to resign from those roles, effective April 30, 2012, in order to pursue other opportunities.

(c)       Effective upon Mr. Campagna's departure, Maureen O'Connell, who has been Executive Vice President, Chief Administrative Officer and Chief Financial Officer of the Company since 2007, will assume the role of principal accounting officer, until such time as the Company has identified a suitable replacement for Mr. Campagna as principal accounting officer. Reference is made to "Executive Officers" under Item 1 of the Company's Annual Report on Form 10-K for the fiscal year ended May 31, 2011 for further information concerning Ms. O'Connell's background and experience with the Company.

There are no family relationships among Ms. O'Connell and any directors or officers of the Company.

There have been no transactions nor are there any proposed transactions between the Company and Ms. O'Connell that would require disclosure pursuant to Item 404(a) of Regulation S-K.

(d)       Not applicable.

(e)       Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHOLASTIC CORPORATION

Date: April 25, 2012	By:	/s/ Maureen O'Connell
Maureen O'Connell
Chief Administrative and Financial Officer